                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                         SEMELE GROUP INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                              [SEMELE LETTERHEAD]

                                                                 October 4, 2000

Dear Stockholder:

    You are cordially invited to attend a Special Meeting of the Stockholders of Semele Group Inc. (the "Company") in lieu of the 2000 Annual Meeting, to be held at the offices of the Company at 200 Nyala Farms, Westport, Connecticut, on November 2, 2000, at 10:00 a.m., local time.

    At the Meeting, stockholders of record as of September 29, 2000, will be asked to approve the issuance of 711,462 shares of the Company's Common Stock to Gary D. Engle, James A. Coyne and certain trusts for the benefit of Mr. Engle's children in payment of $3,600,000, plus accrued interest of $99,600, that is due under the terms of promissory notes issued on December 22, 1999, in connection with the Company's purchase of Equis II Corporation. For purposes of determining the number of shares to be issued, a value of $5.20 was put on a share of Common Stock of the Company. At the Meeting, stockholders will also be asked to elect two directors of the Company. Details of all the proposals to be presented to the stockholders at the Meeting are contained in the enclosed Proxy Statement, which you are encouraged to read carefully.

    Whether or not you plan to attend the Meeting, please complete, sign and date the enclosed proxy card and return it in the enclosed prepaid envelope. You may revoke your proxy in the manner described in the Proxy Statement at any time before it has been voted at the Meeting. If you attend the Meeting, you may vote in person, even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated. This solicitation is authorized by and is made on behalf of the Company's Board of Directors.

                                          Sincerely,
                                          SEMELE GROUP INC.
                                          James A. Coyne
                                          PRESIDENT AND CHIEF OPERATING OFFICER

                               SEMELE GROUP INC.
                                200 NYALA FARMS
                          WESTPORT, CONNECTICUT 06880
                                 (203) 341-0555
                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           IN LIEU OF ANNUAL MEETING

To the Stockholders of Semele Group Inc.:

    Notice is hereby given that a Special Meeting of Stockholders of Semele Group Inc., a Delaware corporation, in lieu of the 2000 Annual Meeting will be convened at the offices of the Company at 200 Nyala Farms, Westport, Connecticut, on November 2, 2000, at 10:00 a.m., local time. All stockholders of the Company are entitled to attend the Meeting, which will be held for the following purposes:

    1. To elect two directors to hold office until the 2003 Annual Meeting of Stockholders, or otherwise as provided in the Company's By-Laws;

    2. To consider and vote upon a proposal to issue 711,462 shares of the Company's Common Stock to Gary D. Engle, James A. Coyne and certain trusts for the benefit of Mr. Engle's children in payment of $3,600,000, plus accrued interest of $99,600, payable to them under the terms of promissory notes issued in connection with the Company's purchase of Equis II Corporation;

    3. To concur in the selection of Ernst & Young LLP as the Company's independent auditor for the fiscal year ending December 31, 2000; and

    4. To transact any other business as may properly come before the Meeting, or any adjournment or postponement thereof.

    Only stockholders of record at the close of business on September 29, 2000, are entitled to receive notice of and to vote at the Meeting or any adjournment or postponement of the Meeting. A list of these stockholders will be available for inspection at the Company's offices for at least ten days prior to the Meeting.

    A Proxy Statement and form of proxy are enclosed. Also enclosed is the Company's 1999 annual report on Form 10-KSB. Whether or not you expect to attend the Meeting, it is important that you fill in, sign, date and mail in the proxy in the enclosed envelope so that your shares may be voted for you.

October 4, 2000                                        By order of the Board of Directors:

                                                       Craig D. Mills
                                                       SECRETARY

                               TABLE OF CONTENTS

                                                              PAGE NO.
                                                              --------
PRINCIPAL HOLDERS OF SEMELE COMMON STOCK....................      4

MATTERS TO BE CONSIDERED BY STOCKHOLDERS....................      5

  PROPOSAL 1: ELECTION OF DIRECTORS.........................      5
  Nominees..................................................      6
  Continuing Directors......................................      6
  Recommendation of the Board...............................      7

  PROPOSAL 2: TO CONSIDER AND VOTE UPON A PROPOSAL TO ISSUE
    711,462 SHARES OF THE COMPANY'S COMMON STOCK IN PAYMENT
    OF CERTAIN AMOUNTS DUE IN CONNECTION WITH THE PURCHASE
    BY THE COMPANY OF EQUIS II CORPORATION..................      7
  What Stockholders are being Asked to Approve..............      8
  The Transaction...........................................      8
  Interests of Messrs. Engle and Coyne in the Transaction...      9
  Voting Trust; Investment Company Act......................      9
  Resale of Company Common Stock Issued in the Transaction;
    Registration Rights.....................................     10
  Accounting Treatment......................................     10
  Federal Income Tax Considerations.........................     10
  Pro Forma Combined Financial Statements...................     11
  Recommendation of the Board...............................     17

  PROPOSAL 3: SELECTION OF INDEPENDENT AUDITOR..............     17
  Recommendation of the Board...............................     17

EXECUTIVE OFFICERS..........................................     18

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS............     19
  Director Compensation.....................................     19
  Executive Compensation....................................     19
  Executive and Director Stock Option Plan..................     21
  Certain Relationships and Related Transactions............     21

STOCKHOLDER PROPOSALS.......................................     23

OTHER MATTERS...............................................     23

                                PROXY STATEMENT
                                      FOR
                       SPECIAL MEETING OF STOCKHOLDERS OF
                               SEMELE GROUP INC.
                           IN LIEU OF ANNUAL MEETING
                                NOVEMBER 2, 2000

    This Proxy Statement is furnished to the holders of shares of the Common Stock, par value $.10, of Semele Group Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors for use at a Special Meeting of Stockholders in lieu of Annual Meeting. The Meeting will be convened on November 2, 2000, at approximately 10:00 a.m., local time, and any adjournment or postponement of the Meeting will be announced at the Meeting. Copies of this Proxy Statement, and the enclosed form of proxy, were first sent or given to stockholders on or about October 4, 2000. Stockholders who wish to attend the Meeting should contact the Company at (203) 341-0555 so that arrangements can be made.

    Shares represented by properly executed proxies in the enclosed form received by the Board of Directors prior to the Meeting will be voted at the Meeting. Shares not represented by properly executed proxies will not be voted. If a stockholder specifies a choice with respect to any proposal to be acted on at the Meeting, the shares represented by that proxy will be voted as specified. If a stockholder does not specify a choice, in an otherwise properly executed proxy, with respect to any proposal to be acted on, the shares represented by that proxy will be voted on that proposal in accordance with the recommendation of the Board of Directors as described in this Proxy Statement. A stockholder who signs and returns a proxy in the enclosed form may revoke it by: (i) giving written notice of revocation to the Company before the proxy is voted at the Meeting; (ii) executing and delivering a later-dated proxy before the proxy is voted at the Meeting; or (iii) attending the Meeting and voting the shares in person. Merely attending the Meeting will not be sufficient to revoke a proxy.

    The Company will bear all costs in connection with the solicitation of proxies, including the cost of preparing, printing and mailing this Proxy Statement. In addition to the use of the mails, proxies may be solicited by the Company's directors and officers and by employees of Equis Financial Group Limited Partnership, which provides administrative services to the Company. None of these individuals will be additionally compensated, but they may be reimbursed for out-of-pocket expenses in connection with the solicitation. Arrangements will also be made with brokerage houses, banks and other custodians, nominees and fiduciaries for the forwarding of proxies and proxy material to the beneficial owners of the Common Stock held of record by those persons, and the Company may reimburse those custodians, nominees and fiduciaries for their expenses in so doing.

    The close of business on September 29, 2000, has been fixed as the date for determining those stockholders entitled to notice of and to vote at the Meeting (the "Record Date"). At the Record Date, the Company had 1,732,798 shares outstanding, each of which entitles the holder to one vote at the Meeting. Only stockholders of record at the Record Date will be entitled to vote at the Meeting. The presence of a majority of the outstanding shares of Common Stock, represented in person or by proxy at the Meeting, will constitute a quorum. For the proposal to elect directors, the two nominees receiving the greatest number of votes cast by holders of the Company's Common Stock present in person or by proxy at the Meeting and entitled to vote will be elected as directors of the Company. Each of the remaining proposals requires the affirmative vote of a majority of the shares present in person or by proxy at the Meeting and entitled to vote on the matter. Abstentions, withheld votes and broker non-votes (i.e., shares held by brokers that are present but not voted because the brokers are prohibited from exercising discretionary authority) will be counted in calculating the number of shares present in person or by proxy at the Meeting for purposes of establishing a quorum for the transaction of business. Abstentions will be counted in calculating the number of shares entitled to vote on a matter, whereas broker non-votes will be excluded.

                    PRINCIPAL HOLDERS OF SEMELE COMMON STOCK

    The following table sets forth certain information regarding beneficial owners of Common Stock at the Record Date by: (i) each person or entity who is known by the Company to own more than 5% of the Common Stock (together with such person's address); (ii) each director and each executive officer of the Company named in the executive compensation table; and (iii) all current directors and officers as a group. Share amounts and percentages shown for each person or entity are adjusted to give effect to shares of Common Stock that are not outstanding but may be acquired by that person or entity upon exercise of all options and warrants exercisable by that person or entity within 60 days of the Record Date. However, those shares of Common Stock are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person or entity.

                                                                                  PERCENT OF
NAME OF PERSON OR ENTITY                                      NUMBER OF SHARES   TOTAL SHARES
------------------------                                      ----------------   ------------
AFG Hato Arrow Limited Partnership..........................      198,700(1)             11.5%
AFG Dove Arrow Limited Partnership
AIP/Larkfield Limited Partnership
c/o Equis Financial Group
88 Broad Street
Boston, Massachusetts 02110

Gary D. Engle ..............................................      559,511(2)             32.3%
  Chairman, Chief Executive Officer, Director

James A. Coyne .............................................      247,110(3)             14.3%
  President Chief Operating Officer, Director

Walter E. Auch, Sr. ........................................        6,000(4)      Less than 1%
  Director

Joseph W. Bartlett .........................................        5,000(4)      Less than 1%
  Director

Robert M. Ungerleider ......................................        5,600(4)      Less than 1%
  Director

                                                                  823,221                47.1%
All Directors and Officers of the Company as a group (six
  persons)..................................................

------------------------

(1) Based upon reports filed with the Securities and Exchange Commission (the "SEC") by certain affiliates of Equis Financial Group Limited Partnership ("EFG") pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), indicating ownership of 5% or more of the outstanding Common Stock. At the Record Date: (i) AFG Hato Arrow Limited Partnership owns 63,544 shares, amounting to 3.7% of the outstanding Common Stock; (ii) AFG Dove Arrow Limited Partnership owns 61,673 shares, amounting to 3.6% of the outstanding Common Stock; and (iii) AIP/Larkfield Limited Partnership owns 73,483 shares, amounting to 4.2% of the outstanding Common Stock. Gary D. Engle, Chairman, Chief Executive Officer and a director of the Company, has effective control over the operation of each of these limited partnerships.

(2) Includes 288,400 shares owned directly and 72,411 shares owned by the trustee of a rabbi trust for the benefit of Mr. Engle over which Mr. Engle has voting control. The shares held by such trustee represent salary deferred by Mr. Engle through the Record Date pursuant to the Company's Incentive Compensation Plan. Because Mr. Engle has effective control over AFG Hato Arrow Limited Partnership, AFG Dove Arrow Limited Partnership and AIP/Larkfield Limited Partnership, he is also deemed to beneficially own the 198,700 shares owned by those partnerships.

(3) Includes 174,700 shares owned directly and 72,410 shares owned by the trustee of a rabbi trust for the benefit of Mr. Coyne over which Mr. Coyne has voting control. The shares held by such trustee represent salary deferred by Mr. Coyne through the Record Date pursuant to the Company's Incentive Compensation Plan.

(4) Includes 5,000 shares underlying currently-exercisable options granted under the Company's 1994 Executive and Director Stock Option Plan.

    The Company is not aware of any other person who, alone or as part of a group, beneficially owns more than 5% of the outstanding shares of Common Stock at the Record Date. The Company is not aware of any arrangements, the operation of which may at a subsequent date result in a change of control of the Company.

    Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial statements of beneficial ownership (Form 3), and statements of changes in beneficial ownership (Forms 4 or 5), of Common Stock and other equity securities of the Company with the SEC and the National Association of Securities Dealers, Inc. (the "NASD"). The SEC requires officers, directors and greater than 10% stockholders to furnish the Company with copies of all these forms filed with the SEC or the NASD.

    To the Company's knowledge, based solely on its review of the copies of these forms received by it, or written representations from certain reporting persons that no additional forms were required for those persons, the Company believes that all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with during 1999.

                    MATTERS TO BE CONSIDERED BY STOCKHOLDERS

PROPOSAL 1:  ELECTION OF DIRECTORS

    Two individuals will be elected at the Meeting to serve as directors of the Company for a three-year term expiring at the 2003 Annual Meeting. The nominees for the class whose term will expire at the 2003 Annual Meeting are Walter E. Auch, Sr., and Gary D. Engle, both of whom are being nominated for re-election. Unless instructions to the contrary are given, the persons named as proxy voters in the enclosed proxy, or their substitutes, will vote for Mr. Auch and Mr. Engle for director with respect to all proxies received by the Company. If a nominee should become unavailable for any reason, the votes for that nominee will be cast for a substitute nominee designated by the Board of Directors. The directors have no reason to believe that Mr. Auch or Mr. Engle will be unable to serve if elected.

NOMINEES.

    The nominees for director are as follows:

                                            YEAR DURING WHICH
                                            INDIVIDUAL FIRST
NAME                               AGE      BECAME A DIRECTOR   OTHER PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS
----                             --------   -----------------   -------------------------------------------------
Walter E. Auch, Sr.............     78            1987          Prior to retiring, Mr. Auch was the Chairman and
                                                                Chief Executive Officer of the Chicago Board
                                                                Options Exchange. Prior to that time, Mr. Auch
                                                                was Executive Vice President, director and a
                                                                member of the executive committee of PaineWebber.
                                                                Mr. Auch is a director of Smith Barney Concert
                                                                Series Funds, Smith Barney Trak Fund, The Brinson
                                                                Partners Funds and Nicholas Applegate Funds. He
                                                                is also a trustee of Hillsdale College and the
                                                                Arizona Heart Institute. Mr. Auch is also a
                                                                trustee of Banyan Strategic Realty Trust and a
                                                                director of Legend Properties, Inc. (f/k/a Banyan
                                                                Mortgage Investment Fund).

Gary D. Engle..................     51            1997          Mr. Engle has been Chairman and Chief Executive
                                                                Officer of the Company since November 1997.
                                                                Mr. Engle is President and Chief Executive
                                                                Officer of EFG, which he joined in 1990 as
                                                                Executive Vice President. Mr. Engle purchased a
                                                                controlling interest in EFG in December 1994. He
                                                                is also President of AFG Realty, Inc. From 1987
                                                                to 1990, Mr. Engle was a principal and co-founder
                                                                of Cobb Partners Development, Inc., a real estate
                                                                and mortgage banking company, with principal
                                                                offices in Florida. From 1980 to 1987, Mr. Engle
                                                                served in various capacities with Arvida Disney
                                                                Company, a large-scale community real estate
                                                                development company owned by the Walt Disney
                                                                Company with real estate development projects
                                                                worldwide.

CONTINUING DIRECTORS.

    The continuing directors of the Company are as follows:

                                            YEAR DURING WHICH
                                            INDIVIDUAL FIRST
NAME                               AGE      BECAME A DIRECTOR   OTHER PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS
----                             --------   -----------------   -------------------------------------------------
Joseph W. Bartlett.............     67            1997          Mr. Bartlett has been a partner in the law firm
                                                                of Morrison & Foerster LLP since March 1996. From
                                                                July 1991 until March 1996 he was a partner in
                                                                the law firm of Mayer, Brown & Platt.
                                                                Mr. Bartlett is also a director of Cyrk, Inc.,
                                                                which designs, manufactures and distributes
                                                                products for promotional programs and
                                                                custom-designed sports apparel and accessories.
                                                                Mr. Bartlett's term expires at the 2002 Annual
                                                                Meeting.

                                            YEAR DURING WHICH
                                            INDIVIDUAL FIRST
NAME                               AGE      BECAME A DIRECTOR   OTHER PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS
----                             --------   -----------------   -------------------------------------------------
James A. Coyne.................     40            1997          Mr. Coyne has been President and Chief Operating
                                                                Officer of the Company since 1997. Mr. Coyne is
                                                                Executive Vice President/Capital Markets of Equis
                                                                Corporation, the general partner of EFG, and is
                                                                also Vice President of AFG Realty Inc., an
                                                                affiliate of EFG. He is responsible for EFG's
                                                                real estate activities in both the United States
                                                                and Australia. Mr. Coyne joined EFG in 1989,
                                                                remained until May 1993, and rejoined EFG in
                                                                November 1994. From 1993 through November 1994 he
                                                                was with the Raymond Company, a private
                                                                investment firm, where he was responsible for
                                                                obtaining financing for corporate and real estate
                                                                acquisitions. Mr. Coyne's term expires at the
                                                                2001 Annual Meeting.

Robert M. Ungerleider..........     59            1987          Mr. Ungerleider is of counsel to the law firm of
                                                                Felcher Fox & Litner. Mr. Ungerleider has
                                                                founded, developed and sold a number of startup
                                                                ventures including Verifone Finance, an equipment
                                                                leasing company, Smartpage, a paging service
                                                                company, and Financial Risk Underwriting Agency,
                                                                Inc., an insurance firm specializing in financial
                                                                guarantee transactions. Prior to that,
                                                                Mr. Ungerleider practiced real estate and
                                                                corporate law in New York City for ten years.
                                                                Mr. Ungerleider is also a director of Legend
                                                                Properties, Inc. (f/k/a Banyan Mortgage
                                                                Investment Fund). Mr. Ungerleider's term expires
                                                                at the 2002 Annual Meeting.

    The Board is required to meet at least four times each year either in person or by telephonic conference. The Board met five times in 1999. The directors have established a compensation committee, which is composed of Messrs. Bartlett and Ungerleider and which met once during 1999, and an audit committee, which is composed of Messrs. Auch, Bartlett and Ungerleider and which met once during 1999. Each of the members of the audit committee is independent. A copy of the audit committee charter is attached to this Proxy Statement as Appendix A. The directors have not established a nominating committee or other committee performing a similar function.

RECOMMENDATION OF THE BOARD.

    The Board hereby recommends and nominates the following nominees for election as a director of the Company by the stockholders at the Meeting to serve until the 2003 Annual Meeting of Stockholders: Walter E. Auch, Sr., and Gary D. Engle.

    VOTE REQUIRED. The two nominees receiving the highest vote totals will be elected as directors of the Company.

PROPOSAL 2: TO CONSIDER AND VOTE UPON A PROPOSAL TO ISSUE 711,462 SHARES OF THE COMPANY'S COMMON STOCK IN PAYMENT OF CERTAIN AMOUNTS DUE IN CONNECTION WITH THE PURCHASE BY THE COMPANY OF EQUIS II CORPORATION.

WHAT STOCKHOLDERS ARE BEING ASKED TO APPROVE.

    The Company is seeking stockholder approval of the issuance and delivery of 711,462 shares of Common Stock of the Company to Gary D. Engle, James A. Coyne and certain trusts for the benefit of Mr. Engle's children in order to satisfy the requirements of the National Association of Securities Dealers (the "NASD") for continued listing of the Company's Common Stock on the Nasdaq Small-Cap Market. In particular, under rules promulgated by the NASD, the Company is required to seek stockholder approval prior to issuing shares in connection with the acquisition of the stock of another company if any director, officer or substantial stockholder of the Company has a 5% or greater interest (or these persons collectively have a 10% or greater interest) in the acquired company. During the past ten months, the Company acquired Equis II Corporation ("Equis II") for a purchase price consisting of approximately $19.6 million in cash, paid by the issuance of promissory notes, plus 510,000 shares of the Company's Common Stock. Messrs. Engle and Coyne are each directors and officers of the Company, and each owns a substantial interest in the Company. Messrs. Engle and Coyne also had a 5% or greater interest in Equis II. Thus, stockholder approval was required, and was obtained at the 1999 Annual Meeting, for the issuance of the 510,000 shares of Common Stock that were part of the purchase price for Equis II. Now, the Company, Messrs. Engle and Coyne and the Engle family trusts are proposing that the principal payment of $3,600,000 that was due on May 31, 2000, under the promissory notes issued by the Company in connection with the purchase of Equis II, plus accrued interest through August 31, 2000, of $99,600, be paid in 711,462 shares of the Company's Common Stock valued at $5.20 per share. Stockholder approval is required before the Company can issue these shares.

    The Company's 1999 Annual Report on Form 10-KSB is enclosed with this Proxy Statement and is incorporated into this Proxy Statement by reference.

THE TRANSACTION.

    On December 22, 1999, the Company purchased 85% of the stock of Equis II, a Delaware corporation, for approximately $19.6 million. The Company paid the entire purchase price by issuing promissory notes to the selling stockholders. Prior to the purchase, Equis II was owned entirely by Gary D. Engle, James A. Coyne and certain trusts for the benefit of Mr. Engle's children for which Mr. Engle's brother serves as trustee. In connection with the purchase, the Company entered into an agreement with Messrs. Engle and Coyne and the Engle family trusts, which gave the Company the right to purchase, and gave these stockholders the right to sell to the Company, the remaining 15% of Equis II for 510,000 shares of the Company's Common Stock if stockholder approval for payment in shares was obtained. The stockholders approved the issuance of the 510,000 shares in payment of the purchase price for 15% of Equis II on March 6, 2000, and the purchase was completed on April 20, 2000.

    The Company purchased 85% of the outstanding Common Stock of Equis II by delivering promissory notes to the selling Equis II stockholders having a total principal value of $19,586,000. Of the $19,586,000 of notes, notes having an aggregate principal amount of $14,600,000 mature on October 31, 2005, and bear interest at the annual rate of 7%, of which 3% is due and payable on a current quarterly basis and 4% accrues to the maturity date. Principal payments of $3,600,000, $4,000,000, $4,000,000 and $3,000,000 are due and payable on
May 31, 2000, October 31, 2002, May 31, 2003, and the maturity date, respectively.

    The Company and the former Equis II stockholders have agreed that the $3,600,000 installment that was due on May 31, 2000, plus accrued interest through August 31, 2000, of $99,600, be paid in 711,462 shares of the Company's Common Stock valued at $5.20 per share, if stockholder approval for payment in shares is obtained at the Meeting. The payment in shares will leave the Company with cash to pursue its goal of diversifying its asset base. The Company's three independent directors, Messrs. Auch, Bartlett and Ungerleider, have unanimously approved the payment in shares of the principal amounts that were due on May 31, 2000, under the notes, plus accrued interest through August 31, 2000.

INTERESTS OF MESSRS. ENGLE AND COYNE IN THE TRANSACTION.

    The purchase price for 85% of the stock of Equis II was allocated among the former Equis II stockholders in proportion to their former ownership interest in 85% of Equis II, as shown below. Also shown are the principal amounts that were due to each former stockholder on May 31, 2000, plus accrued interest through August 31, 2000, and the number of shares that will be issued to each of them if stockholder approval for payment in shares of the amounts due is approved at the Meeting.

                                                 PRINCIPAL AMOUNT OF   PRINCIPAL AND    SHARES OF COMMON
NAME                                              PROMISSORY NOTES     INTEREST DUE    STOCK TO BE ISSUED
----                                             -------------------   -------------   ------------------
Gary D. Engle..................................      $11,033,447        $2,084,108            400,789

James A. Coyne.................................        6,593,953        $1,245,532            239,525

Wayne Ellis Engle .............................          489,650        $   92,490             17,787
  Trustee Staci Albury Trust u/i/t dated July
  21, 1998(1)

Wayne Ellis Engle .............................          489,650        $   92,490             17,787
  Trustee, Kristen Engle Trust u/i/t dated July
  21, 1998(1)

Wayne Ellis Engle .............................          489,650        $   92,490             17,787
  Trustee, Sydney Peyton Engle Trust u/i/t
  dated July 21, 1998(1)

Wayne Ellis Engle .............................          489,650        $   92,490             17,787
  Trustee, Zoe P. Engle Trust u/i/t dated
  July 21, 1998(1)
                                                     -----------        ----------            -------
      TOTAL....................................      $19,586,000        $3,699,600            711,462
                                                     ===========        ==========            =======

------------------------

(1) Wayne Ellis Engle is Gary D. Engle's brother, and each trust is for the benefit of one of the children of Gary D. Engle.

    The Company and the former Equis II stockholders determined the number of shares to be issued in payment of the amounts due by putting a value of $5.20 on a share of Common Stock of the Company and dividing that per share amount into the amounts due. The total number of shares to be issued is 711,462. On June 6, 2000, the day the Board approved the payment in shares, the closing price of a share of the Company's Common Stock on the Nasdaq Small Cap Market, where the Company's Common Stock is traded, was $4.625 per share, and on the Record Date the closing price was $5.00 per share. If these share prices had been used instead of the $5.20 share price agreed to by the former Equis II stockholders, the total number of shares to be issued would be 799,914 and 739,920, respectively, rather than the 711,462 shares to be issued at the agreed upon share price of $5.20.

    If shareholder approval is obtained at the Meeting and the Company pays the amounts due in shares, Mr. Engle will own or otherwise control approximately 39.3% of the Company's Common Stock, and Mr. Coyne will own approximately 19.9% of the Company's Common Stock, based on their ownership of shares on the Record Date.

VOTING TRUST; INVESTMENT COMPANY ACT.

    The interests owned by Equis II in four Delaware business trusts are subject to a voting trust dated December 16, 1999, of which Gary D. Engle is the sole trustee. The voting trust gives Mr. Engle the authority to vote all the Class B Subordinated Beneficiary Interests in the trusts owned by Equis II, which represent approximately 62% of the outstanding voting beneficial interests in each trust. The voting trust also gives Mr. Engle the authority to vote all the shares of AFG ASIT Corporation, the Managing Trustee of each of the trusts, which are owned by Equis II. Equis II and Mr. Engle have agreed that the voting trust will be terminated simultaneously with the payment by the Company in shares of the amounts that were due under the notes on May 31, 2000, if stockholder approval for the payment in shares is obtained at the Meeting. Upon termination of the voting trust, the Company will no longer be within the definition of an investment company under the Investment Company Act of 1940.

RESALE OF COMPANY COMMON STOCK ISSUED IN THE TRANSACTION; REGISTRATION RIGHTS.

    The shares of Common Stock of the Company to be issued to the former Equis II stockholders will be issued pursuant to exemptions from the registration requirements of federal and state securities laws. These shares may, therefore, be resold without registration only as provided for by Rule 144 under the Securities Act of 1933 or as otherwise provided under the Securities Act.

    A registration rights agreement entered into in connection with the purchase of Equis II obligates the Company, upon the request of stockholders who hold in the aggregate at least 50% of the shares of Common Stock of the Company acquired in connection with the sale of Equis II and at the Company's expense, to prepare and file an appropriate registration statement under the Securities Act covering some or all of the shares of Common Stock issued to them in the transaction. The Company is not obligated to file a registration statement in response to a request received before December 22, 2000, the one-year anniversary of the closing of the purchase of 85% of Equis II, or to file more than one registration statement at the request of the stockholders. The registration rights agreement also provides that if the Company proposes to file a registration statement under the Securities Act, the stockholders have the right, subject to certain limitations, to require the Company to include in the registration statement some or all of their shares of Common Stock of the Company received in connection with the sale of Equis II.

ACCOUNTING TREATMENT.

    The Company has accounted for its investment in Equis II using the equity method of accounting. Upon termination of the voting trust, the Company will consolidate Equis II and the underlying trusts.

FEDERAL INCOME TAX CONSIDERATIONS.

    As long as the Company does not suffer an ownership change within the meaning of Section 382(g) of the Internal Revenue Code, the Company will be entitled to use its existing net operating losses against future income through the remainder of the carryforward period for such net operating losses. Any such ownership change, however, would result in a substantial reduction in the Company's ability to use its net operating loss carryforwards. The use of Common Stock of the Company to pay the amounts that were due to the former Equis II stockholders on May 31, 2000, plus interest through August 31, 2000, will not, in and of itself, cause the Company to suffer an ownership change within the meaning of Section 382 of the Internal Revenue Code, and, accordingly, in the absence of any other transactions affecting ownership of the Company's Common Stock, the full amount of the Company's net operating loss carryforwards will be available to offset future income.

PRO FORMA COMBINED FINANCIAL STATEMENTS.

                               SEMELE GROUP INC.

                      PRO FORMA CONSOLIDATED BALANCE SHEET

                                  (UNAUDITED)

                                 JUNE 30, 2000

                                            SEMELE       EQUIS II       ADJUSTMENTS          PRO FORMA
                                          GROUP INC.    CORPORATION   AND ELIMINATIONS      CONSOLIDATED
                                          -----------   -----------   ----------------      ------------
ASSETS

Cash and cash equivalents...............  $ 3,331,850   $   49,891      $ 25,758,285 (1)    $ 29,140,026
Marketable securities...................           --           --           720,000 (1)         720,000
                                                                              96,982 (1)
Marketable securities--affiliate........           --           --           (96,982)(3)              --
Rent receivable.........................       91,005           --         1,350,455 (1)       1,441,460
Accounts receivable--affiliate..........        2,544           --           542,614 (1)         545,158
Accounts receivable--other..............           --           --            89,167 (1)          89,167
Interest receivable.....................           --           --            36,806 (1)          36,806
Interest receivable--affiliates.........       51,306       74,853                --             126,159
                                                                             462,353 (1)
Notes receivable--affiliates............    1,036,205    1,901,000          (462,353)(2)       2,937,205
Due from affiliates.....................           --    2,082,302        (2,082,302)(4)              --
Real estate held for development........   10,177,251           --                --          10,177,251
Loan receivable--Kettle Valley..........           --           --           152,279 (1)         152,279
Investment in Kettle Valley.............           --           --         8,772,500 (1)       8,772,500
Investment in EFG/Kirkwood..............      750,000           --         8,318,880 (1)       9,068,880
                                                                             639,813 (1)
Investment--affiliate...................           --           --          (639,813)(5)              --
Investment--other.......................           --           --           217,562 (1)         217,562
Investment in Trusts....................           --     (295,242)          295,242 (1)              --
Special Beneficiary Interests...........    6,463,332           --        (6,463,332)(7)              --
                                                                         (18,176,349)(6)
                                                                          (3,768,401)(6)
                                                                          (1,157,582)(6)
Investment in Equis II Corporation......   21,567,227           --         1,535,105 (6)              --
Investment in partnerships and trusts...    3,391,687           --          (457,501)(8)       2,934,186
Land....................................    1,929,000           --                --           1,929,000
Building, net of accumulated
  depreciation..........................   10,580,049           --                --          10,580,049
                                                                          80,593,031 (1)
Equipment, net of accumulated
  depreciation..........................           --           --            79,349 (9)      80,672,380
                                                                             915,346 (1)
Other assets............................      354,215           --           (79,349)(9)       1,190,212
                                          -----------   ----------      ------------        ------------
    Total assets........................  $59,725,671   $3,812,804      $ 97,191,805        $160,730,280
                                          ===========   ==========      ============        ============

                               SEMELE GROUP INC.

                      PRO FORMA CONSOLIDATED BALANCE SHEET

                                  (UNAUDITED)

                                 JUNE 30, 2000

                                           SEMELE        EQUIS II       ADJUSTMENTS          PRO FORMA
                                         GROUP INC.     CORPORATION   AND ELIMINATIONS     CONSOLIDATED
                                        -------------   -----------   ----------------     -------------
LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS' EQUITY (DEFICIT)

                                                                        $   (462,353)(2)
Notes payable--affiliates.............  $  37,009,745   $       --        (3,600,000)(12)  $  32,947,392
Notes payable.........................      6,304,229           --        61,533,347 (1)      67,837,576
Accrued interest--affiliates..........        632,894           --           (75,600)(12)        557,294
Accrued interest......................         37,020           --           765,709 (1)         802,729
                                                                             115,302 (1)
Due to affiliates.....................      2,153,420           --        (2,082,302)(4)         186,420
Accounts payable and accrued
  expenses............................        885,183       28,000           187,804 (1)       1,100,987
Deferred rental income................         62,570           --           132,795 (1)         195,365
Other liabilities.....................             --           --         3,013,206 (1)       3,013,206
Distributions payable.................         52,063           --                --              52,063
                                        -------------   ----------      ------------       -------------
    Total liabilities.................     47,137,124       28,000        59,527,908         106,693,032
                                        -------------   ----------      ------------       -------------

                                                                          63,229,555 (1)
                                                                            (639,813)(5)
                                                                             100,794 (7)
Minority interest.....................      3,744,653           --          (457,501)(8)      65,977,688
                                        -------------   ----------      ------------       -------------
    Total minority interest...........      3,744,653           --        62,233,035          65,977,688
                                        -------------   ----------      ------------       -------------
Stockholders' equity (deficit)
  Common Stock, $0.10 par value,
    5,000,000 authorized,.............                                     3,675,600 (12)
    2,590,185 shares issued before
      debt repayment and 3,297,031
      shares issued after debt
      repayment.......................    173,022,115           --          (272,602)(3)     176,425,113
  Common stock, $0.01 par value,
    3,000 authorized and issued.......             --           30               (30)(6)              --
  Additional paid in capital..........             --    4,207,129        (4,207,129)(6)              --
                                                                          (6,564,126)(7)
  Deemed distribution.................             --           --       (18,176,349)(6)     (24,740,475)
                                                                             (16,403)(1)
                                                                             186,105 (3)
                                                                             441,018 (6)
                                                                           1,535,105 (6)
  Accumulated deficit.................   (147,969,246)    (424,615)       (1,157,582)(6)    (147,405,618)
                                                                             (10,485)(3)
  Unrealized gain (loss)..............             --        2,260            (2,260)(6)         (10,485)
  Deferred compensation, 135,705
    shares............................     (2,306,978)          --                --          (2,306,978)
  Treasury stock at cost, 866,503
    shares............................    (13,901,997)          --                --         (13,901,997)
                                        -------------   ----------      ------------       -------------
    Total stockholders' equity
      (deficit).......................      8,843,894    3,784,804       (24,569,138)        (11,940,440)
                                        -------------   ----------      ------------       -------------
    Total liabilities, minority
      interest and stockholders'
      equity (deficit)................  $  59,725,671   $3,812,804      $ 97,191,805       $ 160,730,280
                                        =============   ==========      ============       =============
    Book value per share, 1,723,682
      shares outstanding before debt
      repayment and 2,430,528 shares
      outstanding after debt
      repayment.......................  $        5.13                                (12)  $       (4.91)
                                        =============                                      =============

                               SEMELE GROUP INC.

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                                  (UNAUDITED)

                     FOR THE SIX MONTHS ENDED JUNE 30, 2000

                                               SEMELE       EQUIS II       ADJUSTMENTS          PRO FORMA
                                             GROUP INC.    CORPORATION   AND ELIMINATIONS      CONSOLIDATED
                                             -----------   -----------   ----------------      ------------
Income:
Income from lending and investing
  activities:
  Income from investment in Trusts.........  $        --   $1,274,442      $ (1,274,442)(1)    $         --
  Income from investment in Equis II.......    1,157,582           --        (1,157,582)(6)              --
  Income on investments....................      119,881        7,061           866,255 (1)         993,197
                                             -----------   ----------      ------------        ------------
Total income from lending and investing
  activities...............................    1,277,463    1,281,503        (1,565,769)            993,197
                                             -----------   ----------      ------------        ------------
Other income:
  Lease revenue............................      584,838           --         9,204,526 (1)       9,789,364
                                                                                 22,928 (1)
  Interest on notes
    receivable--affiliates.................       75,944       42,102           (22,928)(10)        118,046
  Gain on sale of equipment................        3,780           --         1,082,458 (1)       1,086,238
  Gain on sale of marketable securities....           --           --           215,198 (1)         215,198
  Management fee income....................           --       88,644           (88,644)(1)              --
  Other income.............................       99,614           --           588,167 (1)         687,781
                                             -----------   ----------      ------------        ------------
Total other income.........................      764,176      130,746        11,001,705          11,896,627
                                             -----------   ----------      ------------        ------------
Total income...............................    2,041,639    1,412,249         9,435,936          12,889,824
                                             -----------   ----------      ------------        ------------
Expenses:
Expenses from property operating
  activities:
  Net loss from operations of real estate
    held for development...................      141,231           --                --             141,231
                                             -----------   ----------      ------------        ------------
Total expenses from property operating
  activities...............................      141,231           --                --             141,231
                                             -----------   ----------      ------------        ------------
Other expenses:
  Stockholder expenses.....................       31,355           --                --              31,355
  Director fees, expenses, and insurance...       91,825           --                --              91,825
  Other professional fees..................      240,266           --                --             240,266
                                                                                832,336 (1)
  General and administrative...............      244,988       27,195           (26,693)(11)      1,077,826
  Administrative
    reimbursement--affiliate...............       78,478           --                --              78,478
  Management fees--affiliates..............           --           --           430,955 (1)         430,955
                                                                                (22,928)(10)
  Interest expense--affiliates.............    1,499,633       19,931           (72,000)(12)      1,424,636
  Interest expense.........................      261,774      103,642         2,637,068 (1)       3,002,484
  Depreciation expense.....................      256,668           --         5,381,962 (1)       5,638,630
                                                                             (1,535,105)(6)
  Amortization expense.....................    1,546,885           --           121,993 (1)         133,773
                                                                              1,121,451 (1)
  Minority interest expense................           --           --            26,693 (11)      1,148,144
                                             -----------   ----------      ------------        ------------
Total other expenses.......................    4,251,872      150,768         8,895,732          13,298,372
                                             -----------   ----------      ------------        ------------
Total expenses.............................    4,393,103      150,768         8,895,732          13,439,603
                                             -----------   ----------      ------------        ------------
Net income (loss)..........................  $(2,351,464)  $1,261,481      $    540,204        $   (549,779)
                                             -----------   ----------      ------------        ------------
Net loss per share of common stock basic
  (based on the weighted average number of
  shares outstanding of 1,402,105;
  2,094,413 after debt repayment)..........  $     (1.68)                               (13)   $      (0.26)
                                             ===========                                       ============

                               SEMELE GROUP INC.

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                                  (UNAUDITED)

                      FOR THE YEAR ENDED DECEMBER 31, 1999

                                               SEMELE       EQUIS II       ADJUSTMENTS          PRO FORMA
                                             GROUP INC.    CORPORATION   AND ELIMINATIONS      CONSOLIDATED
                                             -----------   -----------   ----------------      ------------
Income:
Income from lending and investing
  activities:
  Managing Trustee income..................  $        --   $  490,623      $   (490,623)(1)    $         --
  Income from Investment in Trusts.........           --    5,046,306        (5,046,306)(1)              --
  Income on investments....................      289,257        8,922         2,697,379 (1)       2,995,558
                                             -----------   ----------      ------------        ------------
Total income from lending and investing
  activities...............................      289,257    5,545,851        (2,839,550)          2,995,558
                                             -----------   ----------      ------------        ------------
Other income:
  Rental income............................    1,187,044           --        33,584,000 (1)      34,771,044
                                                                                 46,235 (1)
  Interest on notes
    receivable--affiliates.................      313,455      131,250           (46,235)(10)        444,705
  Gain on sale of equipment................       24,750           --           503,777 (1)         528,527
  Management fee income....................           --      121,535          (121,535)(1)              --
  Other income.............................       71,581           --         1,044,464 (1)       1,116,045
                                             -----------   ----------      ------------        ------------
Total other income.........................    1,596,830      252,785        35,010,706          36,860,321
                                             -----------   ----------      ------------        ------------
Total income...............................    1,886,087    5,798,636        32,171,156          39,855,879
                                             -----------   ----------      ------------        ------------
Expenses:
Expenses from property operating
  activities:
  Net loss from operations of real estate
    held for development...................      691,140           --                --             691,140
                                             -----------   ----------      ------------        ------------
Total expenses from property operating
  activities...............................      691,140           --                --             691,140
                                             -----------   ----------      ------------        ------------
Other expenses:
  Stockholder expenses.....................       34,473           --                --              34,473
  Director fees, expenses, and insurance...      180,715           --                --             180,715
  Other professional fees..................      357,910           --                --             357,910
                                                                              2,326,097 (1)
  General and administrative...............      864,955       44,441           (58,828)(11)      3,176,665
  Administrative
    reimbursement--affiliate...............      153,823           --                --             153,823
  Management fees--affiliates..............           --           --         1,592,695 (1)       1,592,695
                                                                                (46,235)(10)
  Interest expense--affiliates.............    1,292,140      353,300            (3,600)(12)      1,595,605
  Interest expense.........................      541,055    2,017,608         5,426,669 (1)       7,985,332
  Depreciation expense.....................      517,378           --        14,584,307 (1)      15,101,685
  Amortization expense.....................       23,563      307,924            79,940 (1)         411,427
  Recovery of losses on loans, notes,
    advances and interest receivable.......     (434,171)          --                --            (434,171)
                                                                              8,322,774 (1)
  Minority interest expense................           --           --            58,828 (11)      8,381,602
                                             -----------   ----------      ------------        ------------
Total other expenses.......................    3,531,841    2,723,273        32,282,647          38,537,761
                                             -----------   ----------      ------------        ------------
Total expenses.............................    4,222,981    2,723,273        32,282,647          39,228,901
                                             -----------   ----------      ------------        ------------
Net income (loss)..........................  $(2,336,894)  $3,075,363      $   (111,491)       $    626,978
                                             ===========   ==========      ============        ============
Net income (loss) per share of common stock
  basic (based on the weighted average
  number of shares outstanding of
  1,162,821; 1,179,892 after debt
  repayment)...............................  $     (2.01)                               (13)   $       0.53
                                             ===========                                       ============

                               SEMELE GROUP INC.

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

    The accompanying pro forma consolidated financial statements of Semele Group Inc. ("Semele") have been prepared to give effect to the change in accounting method for Semele's investment in Equis II Corporation ("Equis II") as a result of the assumed termination of the voting trust. As discussed below, the termination of the voting trust will allow Semele to consolidate the financial position and operating results of Equis II and the four Delaware business trusts (AFG Investment Trust A, AFG Investment Trust B, AFG Investment Trust C, and AFG Investment Trust D, collectively, the "Trusts").

    The interests owned by Equis II in the Trusts are subject to a voting trust dated December 16, 1999, of which Gary D. Engle is the sole trustee. The voting trust gives Mr. Engle the authority to vote all of the Class B Subordinated Beneficiary Interests owned by Equis II, which represent 62% of the outstanding voting beneficial interests in each trust. The voting trust also gives
Mr. Engle the authority to vote all of the shares of AFG ASIT Corporation, the Managing Trustee of each of the Trusts, which are owned by Equis II. As a result, although Equis II (and indirectly Semele) owns a majority interest in each of the Trusts, Mr. Engle has voting control on most matters which require the consent of the beneficiaries of the Trusts, and he has management control of each of the Trusts through his voting control of AFG ASIT Corporation. As a result, Semele's investment in Equis II and Equis II's investment in the Trusts have been accounted for, to date, using the equity method of accounting.

    In order to prepare the pro forma consolidated financial statements, certain assumptions and adjustments were made that are described in the notes below. For purposes of preparing the pro forma consolidated balance sheet, it is assumed that Semele's combination with Equis II occurred on June 30, 2000. For purposes of preparing the pro forma consolidated statements of operations, it is assumed that Semele's combination with Equis II occurred on January 1, 1999. However, interest expense on that portion of the Equis II acquisition indebtedness, which Semele is not seeking to repay by the issuance of common stock, has not been adjusted to reflect its existence on January 1, 1999. Had such an adjustment been recorded, it would have resulted in additional interest expense of $1,229,366 during the year ended December 31, 1999 and a pro forma net loss for that year of $602,388 ($0.51 per share).

NOTES TO THE PRO FORMA CONSOLIDATED BALANCE SHEET AT JUNE 30, 2000 AND PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2000 AND THE YEAR ENDED DECEMBER 31, 1999

1. Adjustment to consolidate the accounts of the Trusts with Equis II in connection the combination of Semele and Equis II.

2. Adjustment to eliminate an intercompany note receivable/payable pertaining to an investment by AFG Investment Trust A in Semele as a result of an asset exchange in 1997. (The adjustment described in Note 3 eliminates the investment of AFG Investment Trust A in Semele.)

3. Adjustment to eliminate the investment of AFG Investment Trust A in Semele common stock.

4.  Adjustment to eliminate intercompany receivables and payables.

5. Adjustment to eliminate the investment of AFG Investment Trust D in limited partnership interests of AFG International Limited Partnership ("AFG International"). AFG International is owned approximately 51% by a subsidiary of Semele and, therefore, the accounts of AFG International are consolidated in Semele's financial statements.

6. Adjustment to eliminate Semele's investment in Equis II against the net assets of Equis II. Upon the assumed termination of the voting trust, Semele ceased recording this investment under the equity method of accounting and consolidated the financial position and results of operations of Equis II. The excess of the purchase price of the investment over the net assets acquired is recorded as a deemed distribution to the former owners of Equis
    II. During the six months ended June 30, 2000,

                               SEMELE GROUP INC.

    Semele had recorded income from and amortization expense related to its investment in Equis II in the amount of $1,157,582 and $1,535,105, respectively, under the equity method of accounting.

7. Adjustment to eliminate Semele's investment in certain Special Beneficiary interests in the Trusts against the capital deficit of the Trusts attributable to the Special Beneficiary interests. Upon the assumed termination of the voting trust, Semele ceased recording this investment under the equity method of accounting and consolidated the financial position and results of operations of the Trusts. The excess of the carrying value of the investment over the capital deficit is recorded as a deemed distribution to the former owners of the Special Beneficiary interests.

8. Adjustment to eliminate Semele's investment in certain Class A beneficiary interests in the Trusts.

9. Adjustment to conform the financial statement presentation and reclassify equipment on operating lease, included in other assets on Semele's financial statements, to equipment on the pro forma consolidated balance sheet.

10. Adjustment to eliminate interest income/expense between Semele and AFG Investment Trust A pertaining to the intercompany note described in Note 2 above.

11. Adjustment to conform the financial statement presentation and reclassify minority interest expense, included in general and administrative expenses on Semele's financial statements, to minority interest expense on the pro forma consolidated statement of operations.

12. Adjustment to record the issuance of 706,846 shares of Semele Common Stock to the former stockholders of Equis II in payment of the principal amount of $3,600,000 that was due on May 31, 2000, plus accrued interest through June 30, 2000. The Company is seeking consent to issue 711,462 shares of Semele Common Stock reflecting additional accrued interest from July 1, 2000 through August 31, 2000. The related interest expense has been eliminated from Semele's pro forma consolidated statements of operations.

13. Assumes 692,308 shares of Semele Common Stock were issued on December 22, 1999 in payment of the indebtedness of $3,600,000 described in Note 12 above.

RECOMMENDATION OF THE BOARD.

    The Board has unanimously approved the issuance of 711,462 shares of the Company's Common Stock to the former stockholders of Equis II in payment of amounts due under notes issued by the Company in connection with the purchase by the Company of Equis II, which was owned by Gary D. Engle, James A. Coyne and certain trusts for the benefit of Mr. Engle's children. The Board recommends that the stockholders adopt the following resolution which will be presented for a vote of the stockholders at the Meeting:

    RESOLVED, that the stockholders approve of the issuance of 711,462 shares of the Company's Common Stock to the former stockholders of Equis II Corporation in payment of the principal amount of $3,600,000 that was due on May 31, 2000, plus accrued interest through August 31, 2000, of $99,600, under the promissory notes issued in connection with the purchase by the Company of the stock of Equis II Corporation, which was owned by Gary D. Engle, James A. Coyne and certain trusts for the benefit of Mr. Engle's children.

    VOTE REQUIRED. The affirmative vote of a majority of the shares present in person or by proxy at the Meeting is required for approval of the issuance of 711,462 shares of the Company's Common Stock in connection with the payment of amounts due to the former Equis II stockholders.

PROPOSAL 3:  SELECTION OF INDEPENDENT AUDITOR

    The Company's financial statements, including those for the fiscal year ended December 31, 1999, are included in the annual report on Form 10-KSB being furnished to all stockholders with this Proxy Statement. The year-end statements have been audited by the independent firm of Ernst & Young LLP, which has served as the Company's independent auditor since the fiscal year ended December 31, 1989. The Board believes that Ernst & Young LLP is knowledgeable about the Company's operations and accounting practices and is well qualified to act in the capacity of independent auditor. Therefore, the Board has selected Ernst & Young LLP as the Company's independent auditor to examine its financial statements for the fiscal year ended December 31, 2000. Although the selection of an auditor does not require a stockholder vote, the Board believes it is desirable to obtain the concurrence of the stockholders to this selection.

    Representatives of Ernst & Young LLP are expected to be present at the Meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD.

    The Board considers Ernst & Young LLP to be well-qualified, and recommends that the stockholders adopt the following resolution which will be presented for a vote of the stockholders at the Meeting:

    RESOLVED, that the stockholders concur in the appointment, by the Board, of Ernst & Young LLP to serve as the Company's independent auditor for the fiscal year ended December 31, 2000.

    VOTE REQUIRED. The affirmative vote of a majority of the shares present in person or by proxy at the Meeting is required for the adoption of the foregoing resolution.

                               EXECUTIVE OFFICERS

    The following table sets forth information with respect to the Company's executive officers. Each officer is elected annually by the directors and serves until his successor is elected and qualified or until his death, resignation or removal by the directors:

                                               PRINCIPAL OCCUPATIONS DURING
NAME                               AGE                 PAST 5 YEARS                         OFFICE
----                             --------   ----------------------------------  -------------------------------
Gary D. Engle..................     51      See "Proposal 1--Election of        Chairman and Chief Executive
                                              Directors--Nominees" above          Officer

James A. Coyne.................     40      See "Proposal 1--Election of        President and Chief Operating
                                              Directors--Continuing Directors"    Officer
                                              above

Michael J. Butterfield.........     41      Mr. Butterfield has been Chief      Chief Financial Officer and
                                              Financial Officer of the Company    Treasurer
                                              since June 2000 and Treasurer of
                                              the Company since November 1997.
                                              Mr. Butterfield is Executive
                                              Vice President and Chief
                                              Operating Officer of EFG and
                                              certain of its affiliates.
                                              Mr. Butterfield joined EFG in
                                              June 1992 and was appointed Vice
                                              President, Finance, and
                                              Treasurer in April 1996, Senior
                                              Vice President in July 1999 and
                                              Executive Vice President and
                                              Chief Operating Officer in June
                                              2000. Prior to joining EFG,
                                              Mr. Butterfield was an audit
                                              manager with Ernst & Young LLP,
                                              which he joined in 1987.
                                              Mr. Butterfield was employed in
                                              public accounting and industry
                                              positions in New Zealand and
                                              London, England, prior to coming
                                              to the United States in 1987.
                                              Mr. Butterfield attained his
                                              Associate Chartered Accountant
                                              (A.C.A.) professional
                                              qualification in New Zealand and
                                              has completed his C.P.A.
                                              requirements in the United
                                              States.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

DIRECTOR COMPENSATION.

    The directors are paid an annual fee of $15,000, payable quarterly, plus $875 for each Board meeting, including meetings of the compensation and audit committees, attended in person and $250 an hour for each Board meeting, including meetings of the compensation and audit committees, attended via telephonic conference call. In addition, each director is reimbursed for out-of-pocket expenses incurred in attending meetings of the Board.

EXECUTIVE COMPENSATION.

    Compensation paid to Messrs. Engle and Coyne for the years ended December 31, 1999, 1998 and 1997, is as follows:

                                                                                         LONG-TERM COMPENSATION
                                                                              ---------------------------------------------
                                                                                AWARDS                 PAYOUTS
                                                                    OTHER     ----------   --------------------------------
                                     ANNUAL COMPENSATION            ANNUAL    RESTRICTED   OPTIONS                ALL OTHER
                             -----------------------------------   COMPEN-      STOCK        SARS        LTIP      COMPEN-
NAME AND PRINCIPAL POSITION    YEAR          SALARY      BONUS      SATION      AWARDS       (#)       PAYOUTS     SATION
---------------------------  --------      ----------   --------   --------   ----------   --------    --------   ---------
Gary D. Engle ............     1999        $120,000(1)    n/a        n/a          n/a          n/a       n/a         n/a
  Chairman and Chief           1998        $120,000(1)    n/a        n/a          n/a          n/a       n/a         n/a
  Executive Officer            1997(2)     $ 48,383(1)    n/a        n/a          n/a       40,000(4)    n/a         n/a

James A. Coyne ...........     1999        $120,000(1)    n/a        n/a          n/a          n/a       n/a         n/a
  President and Chief          1998        $120,000(1)    n/a        n/a          n/a          n/a       n/a         n/a
  Operating Officer            1997(3)     $ 48,383(1)    n/a        n/a          n/a       40,000(4)    n/a         n/a

------------------------

(1) Payment of these amounts has been deferred. The amounts are being held for the account of the executive in the form of shares of Common Stock of the Company in a rabbi trust. See discussion below.

(2) Mr. Engle became Chairman and Chief Executive Officer on November 10, 1997.

(3) Mr. Coyne became President and Chief Operating Officer on May 1, 1997.

(4) These options were canceled in connection with the purchase of 85% of Equis II on December 22, 1999.

    Mr. Engle serves as Chief Executive Officer of the Company pursuant to an executive employment agreement dated November 10, 1997, and Mr. Coyne serves as Chief Operating Officer of the Company pursuant to an executive employment agreement dated May 1, 1997. The provisions of the two agreements (the "Agreements") are identical.

    Pursuant to the Agreements, the Company paid each executive a base salary of $48,383 for services rendered to the Company in 1997. For 1998 and thereafter, the Agreements provide that the Company will pay each executive a base salary at the rate of not less than $120,000 per year, subject to adjustment by the Board of Directors based upon the performance by the executive of his duties and the financial performance of the Company. The Company paid each executive a base salary of $120,000 for services rendered to the Company in 1999, which both of the executives deferred. Under the Agreements, each executive is also entitled to receive such incentive or performance cash bonuses as the Board may determine from time to time.

    The Agreements provide that the executives' salary under the Agreements will be deferred under an incentive compensation plan (the "Incentive Plan") established for the executives, unless the executive for any prospective period elects to have his salary paid to him directly. The Agreements also provide that the Company will defer, under the Incentive Plan on account of each executive with respect to each fiscal year of the Company an incentive bonus amount equal to 6% of the Company's pre-tax profits for that year, excluding results attributable to the Company's Rancho Malibu property in Malibu, California. With respect to the Rancho Malibu property, the Agreements provide that the Company will contribute on account of each executive an incentive bonus amount equal to 10% of the amounts that the Company realizes in excess of its carrying value for the property. Finally, the Company acting through the compensation committee of the Board of Directors may defer from time to time under the Incentive Plan additional discretionary bonuses for the executives. To date, no incentive bonus amounts have been paid to or deferred on account of either executive.

    Pursuant to the Agreements and the Incentive Plan, Messrs. Engle and Coyne each deferred his respective base salary for 1999, 1998 and 1997, which is being held in the form of 55,906 and 55,905 shares of Common Stock, respectively, in a rabbi trust established by the Company in connection with the Incentive Plan. For 1997, the number of shares of Common Stock held for the account of each executive was determined under the Incentive Plan by dividing the dollar amount of the salary deferred by the closing price of a share of the Company's Common Stock on December 30, 1997, the effective date of the Incentive Plan. For 1998 and thereafter, the number of shares of Common Stock held for the account of each executive is determined under the Incentive Plan by dividing the dollar amount of the salary deferred each month by the average of the closing prices of a share of the Company's Common Stock for the last ten trading days of the month. Each executive has also deferred his base salary for 2000.

    Amounts attributable to an executive's salary deferred under the Incentive Plan are not subject to forfeiture. Amounts attributable to an executive's bonuses deferred under the Incentive Plan are forfeited upon the Company's termination of the executive for cause under his Agreement. All amounts forfeited are returned to the Company. The Agreement provides that "cause" means that the Board of Directors of the Company has determined that (i) the executive has repeatedly failed or refused to perform his duties under the Agreement and the failure or refusal has continued for 30 days following written notice from the Board, (ii) the executive has breached his covenant not to use or disclose proprietary information of the Company or his covenant not to solicit employees to leave the Company or (iii) the executive has committed fraud, embezzlement, misappropriation of funds, malfeasance or other act of dishonesty against the Company which has a material adverse affect on the Company.

    Pursuant to the Agreements, incentive stock options to purchase 40,000 shares of Common Stock of the Company at an exercise price of $9.25 per share were granted to each executive on December 30, 1997. These options were cancelled in connection with the acquisition of 85% of Equis II on December 22, 1999.

    Additional benefits to which the executives are entitled under the Agreements include such amount of paid vacation per calendar year and such health, life and disability insurance protection as the executive reasonably requests.

    Each Agreement extends until December 31, 2000, and thereafter is renewed for additional one-year terms unless either party gives written notice to the other not less than 30 days prior to the end of the original term or any renewal term that the party does not wish to renew the Agreement. The Company may terminate the Agreements for cause, and the executive may terminate his Agreement at any time upon 60 days' prior written notice. In addition, the executive may terminate his Agreement effective immediately within 60 days of a Change-in-Control, and in that event the Company must continue the executive's salary and fringe benefits under his Agreement and his incentive compensation under the Incentive Plan for a period of 18 months. For purposes of the Agreement, a "Change-in-Control" means an occurrence whereby (i) any person, partnership, corporation, entity or group (as that term is used in the Securities Exchange Act of 1934), in any single transaction or series of related transactions, directly or indirectly acquires beneficial ownership of more than 50% of the Company's voting securities or substantially all of the Company's assets, or (ii) individuals who were members of the Board immediately prior to a meeting of stockholders involving a contest for the election of directors do not constitute a majority of the Board following such election or (iii) the executive fails to be elected or re-elected to the Board, unless the executive was not nominated with his consent. If the Company terminates an executive or the Company elects not to renew an executive's Agreement within 24 months following a Change-in-Control, the Company must pay to the executive in a lump sum an amount equal to the greater of (i) three times the base salary paid to the executive in the 36 months preceding the Change-in-Control and (ii) the base salary due to be paid the executive through the end of the term (or renewal term) of his Agreement. If the Company terminates the employment of an executive without cause, all payments under his Agreement continue through the end of the then term. If the Company elects not to renew an executive's Agreement at the end of the original term or any renewal term, the executive will receive a termination settlement equal to 12 months' salary and will continue to receive insurance benefits for 12 months, unless such non-renewal occurs within 24 months following a Change-in-Control, in which event the executive will receive the benefits described above. Upon termination of an Agreement voluntarily by an executive, upon the election by the executive not to renew his Agreement or by the Company for cause, all payments and benefits under the Agreement cease on the date of termination. If Mr. Engle ceases to be Chief Executive Officer and a director of the Company and if Mr. Coyne ceases to be President and a director of the Company, except if the executive resigns voluntarily or is terminated for cause, the notes issued by the Company in the Equis II acquisition in the original principal amount of $14,600,000 become immediately due and payable.

EXECUTIVE AND DIRECTOR STOCK OPTION PLAN.

    No stock options were granted or exercised under the Company's 1994 Executive and Director Stock Option Plan by executive officers in 1999. During 1999, in connection with the acquisition of Equis II, Messrs. Engle and Coyne delivered back to the Company, and the Company cancelled, the options that each of them held to purchase 40,000 shares of Common Stock of the Company at an exercise price of $9.25 per share. Currently, no executive officer holds any options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

    On December 22, 1999, the Company purchased, for approximately
$19.6 million, 85% of the stock of Equis II from Gary D. Engle, President, Chief Executive Officer and Chairman of the Board of Directors of the Company, James
A. Coyne, President and Chief Operating Officer of the Company, and certain trusts established for the benefit of Mr. Engle's children. Equis II owns
Class B Interests in four Delaware business trusts (the "Trusts"). One of the Trusts owns 20,969 shares of the Company's Common Stock and holds a note receivable from the Company in the amount of $462,353 that matures in April 2001. Through its ownership of Class B Interests, Equis II holds approximately 62% of the voting interests in each of the Trusts, although it is a not entitled to vote on certain matters, principally those involving transactions with related parties. Equis II also owns the Managing Trustee of the Trusts. The Managing Trustee has a 1% carried interest in the Trusts and significant influence over the operations of the Trusts. Currently, however, Mr. Engle has the authority to vote all the Class B Interests and the shares of the Managing Trustee pursuant to a voting trust executed in connection with the Equis II purchase. The voting trust will be terminated if stockholder approval for payment in shares of the amounts that were due to the former Equis II stockholders on May 31, 2000, is obtained at the meeting. See "Proposal 2."

    In connection with the purchase of Equis II, the Company also purchased from EFG, which is controlled by Mr. Engle, the Special Beneficiary Interests in the Trusts for approximately $9.7 million. Also in connection with the purchase of Equis II, the Company entered into a put and call agreement with Messrs. Engle and Coyne and the Engle family trusts, which gave the Company a call right to purchase, and gave the Equis II stockholders a put right to sell, for 510,000 shares of the Company's Common Stock, subject to stockholder approval, the 15% of Equis II that Messrs. Engle and Coyne and the Engle family trusts continued to own. Stockholder approval was obtained at the 1999 Annual Meeting on March 6, 2000, and the purchase was completed on April 20, 2000.

    The Company purchased the Special Beneficiary Interests from EFG for $9,652,500 by delivery of a non-recourse note having a 10-year term that bears interest at 7% per year. Interest and principal payments are required to be paid only out of and to the extent of cash distributions paid to the Company on account of the Special Beneficiary Interests. In January 2000, the Company received cash distributions of $3,102,000 on account of the Special Beneficiary Interests and paid an equal amount of principal and accrued interest on the note. The outstanding balance of the note was $6,634,544 at June 30, 2000.

    The Company purchased 85% of the stock of Equis II by delivery of promissory notes to the selling Equis II stockholders having a total principal value of $19,586,000. In connection with the acquisition, Messrs. Engle and Coyne delivered back to the Company, and the Company canceled, the options that each of them held to purchase 40,000 shares of Common Stock of the Company at an exercise price of $9.25 per share that were granted to them on December 30, 1997. A portion of the notes, having an aggregate principal amount of $14,600,000, mature on October 31, 2005, and bear interest at the annual rate of 7%, of which 3% is due and payable on a current quarterly basis and 4% accrues to the maturity date. Principal payments of $3,600,000, $4,000,000, $4,000,000 and $3,000,000 are due and payable on May 31, 2000, October 31, 2002, May 31, 2003, and the maturity date, respectively. The $14,600,000 of notes are prepayable without penalty.

    The balance of the promissory notes issued to the Equis II stockholders in connection with the purchase of 85% of Equis II, which have a total principal value of $4,986,000, have terms identical to the terms of promissory notes payable by Messrs. Engle and Coyne to Equis II ($1,901,000) and to Old North Capital Limited Partnership ($3,085,000). (The Company, through its subsidiary Ariston Corporation, has a 98% limited partnership interest in Old North Capital Limited Partnership.) Therefore, the Company is effectively the payee of notes and accrued interest from Messrs. Engle and Coyne of $4,986,000, and it is the payor of notes to Messrs. Engle and Coyne and the Engle family trusts in the same amount. Of the $4,986,000 of promissory notes issued by the Company to the selling Equis II stockholders, promissory notes having a total principal value of $1,901,000 have terms identical to promissory notes payable to Equis II from Messrs. Engle and Coyne. These notes bear interest at the annual rate of 7.5% payable quarterly, and all outstanding principal and interest is due on August 8, 2007. The $3,085,000 balance of the promissory notes issued by the Company to the selling Equis II stockholders have terms identical to a promissory note payable to Old North Capital Limited Partnership by Messrs. Engle and Coyne, which bears interest at the annual rate of 11.5% and is payable on demand. The Company intends to make the payments on the $4,986,000 of promissory notes from the proceeds of payments made by Messrs. Engle and Coyne on their indebtedness to Equis II and Old North Capital Limited Partnership. If either individual fails to make timely payments, the Company will be relieved of its obligations on the $4,986,000 of notes until the default is cured. On January 26, 2000, Messrs. Engle and Coyne paid principal and accrued interest of $2,082,302 to Old North Capital Limited Partnership in partial payment of their respective notes. On the same date, the Company paid principal and accrued interest to Messrs. Engle and Coyne of $2,082,302 in partial payment of the notes issued to them by the Company in connection with the Equis II transaction. The outstanding balance on the promissory notes issued to the Equis II stockholders was $17,537,205 at June 30, 2000.

    The $19,586,000 of promissory notes are general obligations of the Company secured by a pledge to the selling Equis II stockholders of the shares of Equis II owned by the Company. In the case of the $14,600,000 of promissory notes, those notes issued to Mr. Engle and to the Engle family trusts become immediately due and payable if Mr. Engle ceases to be the Chief Executive Officer and a director of the Company, except if he resigns voluntarily or is terminated for cause, and those notes issued to Mr. Coyne become immediately due and payable if Mr. Coyne ceases to be the President and a director of the Company, except if he resigns voluntarily or is terminated for cause, as cause is defined in the executives' employment agreements with the Company.

    On May 1, 1999, the Company and the Trusts formed EFG/Kirkwood Capital LLC ("EFG/ Kirkwood") for the purpose of acquiring preferred and common stock interests in Kirkwood Associates Inc. ("KAI"). EFG/Kirkwood's investment consists of a common stock interest in KAI of approximately 16% as well as preferred stock and convertible debt. The Company purchased a Class B Interest in EFG/Kirkwood and the Trusts purchased Class A Interests in EFG/Kirkwood. Generally, the holders of Class A Interests are entitled to certain preferred returns prior to distributions being paid to the

Company, as the holder of the Class B Interest. KAI owns a ski resort, a local public utility, and land that is held for development. The resort is located in Kirkwood, California, and is approximately 30 miles from South Lake Tahoe, Nevada. Subsequent to making its investment in KAI, EFG/Kirkwood made a 50% investment in Mountain Springs Resorts LLC, an entity formed for the purpose of acquiring an ownership interest in a Colorado ski resort. The Company's investment in EFG/Kirkwood had a cost of $750,000.

    On August 31, 1998, the Company acquired all the Common Stock of Ariston Corporation, a Delaware corporation, for $12,450,000. The Company acquired Ariston from EFG, which is controlled by Gary D. Engle. Ariston is a holding company with two investments, (i) a 99% limited partnership interest in AFG Eireann Limited Partnership ("AFG Eireann"), a Massachusetts limited partnership with a tax interest in a diversified pool of lease contracts owned by an institutional investor and (ii) a 98% limited partnership interest in Old North Capital Limited Partnership ("ONC"), a Massachusetts limited partnership with investments in cash and notes, equipment leases and limited partnerships which are engaged in either equipment leasing or real estate, including the ownership of two commercial buildings in Washington, D.C., and Sydney, Australia, that are leased to an investment-grade educational institution. Messrs. Engle and Coyne are both affiliated with ONC and Mr. Engle is affiliated with AFG Eireann.

    Effective May 6, 1997, EFG entered into an agreement to provide administrative services to the Company. Administrative costs, primarily salaries and general and administrative expenses, of $153,823 in 1999, $152,201 in 1998 and $49,166 in 1997 were incurred by EFG on behalf of the Company for services provided by EFG personnel on Company-related matters. As one of its administrative services, EFG serves as the paying agent for general and administrative costs of the Company. As part of providing this payment service, EFG maintains a bank account on behalf of the Company.

    On April 30, 1997, the Company entered into an Exchange Agreement (as amended August 7, 1997) with Equis Exchange L.L.C., EFG and three partnerships managed by EFG, AFG Hato Arrow Limited Partnership, AFG Dove Arrow Limited Partnership and AIP/Larkfield Limited Partnership (the "Partnerships"). The Partnerships are effectively controlled by Mr. Engle. Pursuant to the Agreement, the Company issued 198,700 shares of the Company's Common Stock to the Partnerships at a price of $15.00 per share and received cash proceeds of $2,480,500, net of related costs of $500,000. In addition, the Partnerships made a three-year loan to the Company in the amount of $4,419,500. The loan, which originally matured on April 30, 2000, and which has been extended to April 30, 2001, bears interest at the rate of 10% per annum with mandatory principal reductions prior to maturity if and to the extent net proceeds are received from the sale or refinancing of the Company's Rancho Malibu property.

                             STOCKHOLDER PROPOSALS

    Stockholder proposals for the 2001 Annual Meeting of Stockholders must be received by the Company at its executive office in Westport, Connecticut, on or prior to March 3, 2001, for inclusion in the Company's Proxy Statement for that meeting. Any stockholder proposal must also meet the other requirements for stockholder proposals as set forth in the rules of the SEC relating to stockholder proposals.

                                 OTHER MATTERS

    As of the date of this Proxy Statement, no business other than that discussed above is to be acted upon at the Meeting. If other matters not known to the Board should, however, properly come before the Meeting, the persons appointed by the signed proxy intend to vote it in accordance with their best judgment.

    YOUR VOTE IS IMPORTANT. THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. PLEASE PROMPTLY MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE.

                                                                      APPENDIX A

                   SEMELE GROUP INC. AUDIT COMMITTEE CHARTER

ORGANIZATION

    This charter governs the operations of the Audit Committee. The Committee will review and reassess the charter at least annually. The Committee will be appointed by the Board of Directors and will be composed of at least two directors, a majority of whom are independent of management and the Company. Members of the Committee will be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company.

STATEMENT OF POLICY

    The Audit Committee will provide assistance to the Board of Directors in fulfilling their oversight responsibility to the stockholders, potential stockholders, the investment community and others relating to the quality and integrity of the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements. In so doing, it is the responsibility of the Committee to maintain open communication between the Committee, the independent auditors, and the management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel or other experts for this purpose.

RESPONSIBILITIES AND PROCESSES

    The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board, including management's implementation of quality financial reporting, sound business risk practices and ethical behavior, and report the results of their activities to the Board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The policies and procedures of the Committee in carrying out its responsibilities should remain flexible, in order to best react to changing conditions and circumstances.

    The principal recurring processes of the Audit Committee in carrying out its oversight responsibilities will be the following:

    - The Committee will have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the Company's stockholders. The Committee will have the ultimate authority and responsibility to evaluate and, where appropriate, recommend the replacement of the independent auditors. The Committee will discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the Committee will review and recommend to the Board the selection of the Company's independent auditors, subject to stockholder approval.

    - The Committee will discuss with the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the Committee will discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the Committee will meet separately with the independent auditors, with and without management present, to discuss results of their examinations.

    - Prior to the filing of the Company's Quarterly Report on Form 10-QSB, management and the independent auditors will review the interim financial statements, and the independent auditors will communicate to, and the Committee will discuss with the independent auditors, any issues raised during the quarterly review. Also, the Committee will discuss any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The Chair of the Committee may represent the entire Committee for the purposes of this review.

    - The Committee will review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-KSB (or the annual report to stockholders if distributed prior to the filing of Form 10-KSB), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. Also, the Committee will discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

                                SEMELE GROUP INC.
                                 200 NYALA FARMS
                           WESTPORT, CONNECTICUT 06880

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned hereby appoints Gary D. Engle and James A. Coyne, and each of them, as Proxies, with the power to appoint their substitutes, and hereby authorizes them to represent and vote, as designated below, all the shares of Common Stock, par value $.10 per share ("Common Stock"), of Semele Group Inc. (the "Company") held of record by the undersigned on September 29, 2000, at the Annual Meeting of Stockholders when convened on November 2, 2000, and any adjournment thereof.

         THIS PROXY, IF PROPERLY EXECUTED AND RECEIVED IN TIME FOR VOTING, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY, IF PROPERLY EXECUTED AND RECEIVED IN TIME FOR VOTING, WILL BE VOTED FOR PROPOSALS 1 THROUGH 3, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS ACTING UNDER THE PROXIES ON OTHER MATTERS PRESENTED FOR A VOTE.

[x]      PLEASE MARK YOUR
         VOTES AS IN THIS
         EXAMPLE.



1.   Election of   FOR    AGAINST             PROPOSAL to elect two directors
     Directors     [  ]   [  ]                to hold office until the 2003
                                              Annual Meeting of Stockholders,
                                              or otherwise as provided in the
                                              Company's By-Laws (check one box).
                                              NOMINEES:  Walter E. Auch, Sr.,
                                              Gary D. Engle

For, except vote withheld from the following nominee(s):

--------------------------------------------

2.   Approval of   FOR    AGAINST   ABSTAIN   PROPOSAL to issue shares of the
     Issuance of   [  ]   [  ]      [  ]      Company's Common Stock in payment
     Stock                                    of certain amounts due to
                                              Gary D. Engle, James A. Coyne and
                                              certain trusts for the benefit of
                                              Mr. Engle's children (check one
                                              box).

3.   Selection of  FOR    AGAINST   ABSTAIN   PROPOSAL to concur in the
     Independent   [ ]    [ ]       [ ]       appointment of Ernst & Young LLP
     Auditor                                  as the Company's independent
                                              auditor for the fiscal year ending
                                              December 31, 2000 (check one box).


                                     PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN
                                     THIS CARD USING THE ENCLOSED ENVELOPE


SIGNATURE(S)                                          DATE
             ----------------------------------------      --------------------

NOTE: Sign exactly as name appears above. If joint tenant, both should sign. If attorney, executor, administrator, trustee or guardian, give full title as such. If corporation, please sign in corporate name by President or authorized officer. If partnership, sign in full partnership name by authorized person.